UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2022

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21419	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Soquel Way Sunnyvale, California 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

_____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market
Warrant to Purchase Common Stock	BCDAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 1, 2022, BioCardia, Inc. (the “Company”) issued a press release announcing the activation of Ottawa Heart Institute, the first Canadian clinical investigational site for the CardiAMP® Cell Therapy Heart Failure Trial. The Ottawa Heart Institute is the first of four planned world-class Canadian clinical sites able to enroll patients in the CardiAMP Cell Therapy Heart Failure Trial. The announcement also noted that the CardiAMP Cell Therapy Heart Failure trial is scheduled to have a prespecified formal Data Safety Monitoring Board Review on August 30, 2022, which will assess both safety and futility of the trial.  Results from this review should be available in the days following the review.  A copy of the press release is attached hereto as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1 104	BioCardia, Inc. press release dated August 1, 2022 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

/s/ Peter Altman, Ph.D.
Peter Altman, Ph.D.
President and Chief Executive Officer

Date: August 1, 2022